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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: JANUARY 24, 2003
                        (Date of earliest event reported)

                               THE VIALINK COMPANY
             (Exact name of Registrant as specified in its Charter)


          DELAWARE                  000-21729                 73-1247666
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
        of incorporation)                                Identification Number)

                 13155 NOEL ROAD, SUITE 700, DALLAS, TEXAS 75240
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 934-5500

Item 5. Other Events and Regulation FD Disclosure

The Board of Directors of The viaLink Company in its meeting on Friday, January 24, 2003, named Robert I. Noe to the office of Chief Executive Officer. The Board also increased the number of Directors to seven and appointed Mr. Noe as a Class 1 Director, to serve until re-elected at the Company's 2003 Annual Meeting.

"The new role reflects Mr. Noe's strong leadership in the Company's transition to an operational focus since he was named president and his vision and industry expertise which will play an important role as the Company moves to cash flow breakeven in 2003," said Bucky Kilbourne, Chairman of viaLink's Board of Directors.

Noe joined viaLink in April 1999 from EDS where he served as the vice president of Industry Solutions and in other management positions. Prior to that he was with General Motors, where he held various marketing, strategy and business development roles. Mr. Noe received his B. S. and M. A. degrees from Central Michigan University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                The viaLink Company

Date: January 27, 2003          By: /s/ Brian Carter
                                    Brian Carter
                                    Vice President and Chief Financial Officer